IR Consulting Agreement

This IR Consulting Agreement (the “Agreement”) is effective as of November 22nd, 2011 and is by and between General Research GmbH, Burgstrasse 12, D-80331 Munich, Germany hereinafter referred to as (the “Consultant”), and Manas Petroleum Corp. with its offices located at Baar (Switzerland) hereinafter referred to as (the “Company”).

Recitals

             A.              Whereas, the purpose of this Agreement is to set forth the terms and agreement of the parties in connection with the efforts of the Consultant to organize Exposure of the Company predominately in Europe for the COMPANY as outlined below.

Agreement

             NOW WHEREFORE, the parties hereby agree as follows:

             1.              Appointment as Consultant. The Company hereby authorizes Consultant, on a non-exclusive basis, to assist the Company in getting exposure to investors in Europe.

             2.              Consulting Program. The Consultant works out and realizes different activities to increase the exposure of the Company to European investors:

•	Organization of multiple road shows to cities such as Munich, Zurich, Geneva, Frankfurt,and London. The road shows will be co-ordinated between the Company and Consultant
•	Investor Presentations
•	Advising the Company in the preparation of presentation material and formulation of press releases
•	Advising the Company for its Internet presence
•	Organization of coverage in financial magazines
•	One-on-Ones with key banking and/or investment fund contacts
•	Permanent update of shareholders by phone and email
•	Organization of conference calls with key shareholders and management
•	Other activities which will increase the visibility of the Company in the capital markets.

             3.              Consulting Period and Compensation. This agreement will be done for an initial period of 24 months until November 16th, 2013. After 12 months the parties will conduct a performance review. Consultant and Company may extend this agreement afterwards. The Consultant is to receive a monthly cash payment of EUR 5,000. Additional out of pocket expenses of the Consultant, e. g. travel, meeting, space rentals, cost for lunch meetings etc. will be paid by the Company. Additionally the Consultant will receive 500,000 stock options to acquire common shares at an exercise price of minimum US$ 0.20.

             4.              Accurate Information. The Company hereby represents and warrants that all information provided to the Consultant pertaining to the Company shall be true and correct; and the Company shall hold Consultant harmless from any and all liability, expenses or claims arising from the disclosure or use of such information.

             5.              Applicable Law. This Agreement is governed by and construed under the laws of Switzerland and any action brought by either party against the other party to enforce or interpret this Agreement shall be brought in an appropriate court Switzerland. In the event of any such action, the prevailing party shall recover all costs and expenses thereof, including reasonable attorney’s fees from the closing party.

Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination which cannot be amicably resolved by the Parties shall be settled by arbitration in accordance with the Swiss Rules of Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration is submitted in accordance with these Rules:

(a)	The number of arbitrators shall be three.

(b)	The seat of the arbitration shall be in Zurich, Switzerland.

(c)	The arbitral proceedings shall be conducted in English language.

             6.              TSX Venture Exchange Acceptance. All obligations of the Company and the Consultant under this Agreement are subject to the acceptance of this Agreement by the TSX Venture Exchange and such other regulatory authorities having jurisdiction.

             7.              Miscellaneous. The parties of this contract agree upon the written form for this contract. This agreement shall not be amended or modified except in the written form including the cancellation of the written form obligation.

Should any provision of this agreement be held to be void, unlawful or unenforceable, such provision shall be deemed stricken from this agreement but the remaining provisions of the agreement shall continue in full force and effect. The Parties further agree to replace such void or unenforceable provision according to the aim and the scope of the agreement considering the most economical legal regulation. Same is valid for the gaps in this contract.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Date:	23/11/2011	Date:	23.11.11

	/s/ Peter-Mark Vogel		/s/ Dr. Georg Hochwimmer
By:	Peter-Mark Vogel	By:	Dr. Georg Hochwimmer
	CEO		Managing Director
	Manas Petroleum Corp.		General Research GmbH